TORCHLIGHT ENERGY RESOURCES, INC.

(A Nevada Corporation)

ACCREDITED INVESTOR ONLY

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

TORCHLIGHT ENERGY RESOURCES, INC.

Torchlight Energy Resources, Inc.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

The undersigned, Greg McCabe, an individual whose address is P.O. Box 11188, Midland, TX 79702 (the “Subscriber”), understands that Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”) is offering for sale to the undersigned 2.8 M shares of its common stock, par value $0.001 per share (the “Common Stock”).  The Subscriber acknowledges and understands that the offering of the Common Stock (the “Offering”) is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or any securities “blue sky” or other similar laws of any state.

1.
Subscription.  Subject to the terms and conditions hereof, the Subscriber hereby subscribes for and agrees to purchase 2.8 M shares of Common Stock at a purchase price of $0.25 per share, upon acceptance of this Subscription Agreement.

2.
Payment for the Common Stock.  The undersigned encloses herewith $700,000.00 required to purchase the Common Stock subscribed for hereunder.  If this subscription is not accepted by the Company for any reason, all documents and payment will be returned to the Subscriber.

3.	Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants with the Subscriber as follows:

(a)
Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to carry on its business as presently conducted.

(b)
Corporate Power. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement.  The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

4.
Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants to and covenants with the Company, as well as each officer, director and agent of the Company as follows:

(a)	General

(i)	The Subscriber has all requisite authority to enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder.

(ii)
The Subscriber is the sole party in interest and is not acquiring the Common Stock as an agent or otherwise for any other person.  The Subscriber is a resident of (or domiciled in) the state set forth opposite its name on the signature page hereto and (A) if a corporation, partnership, trust or other form of business organization, it has its principal office within such state; (B) if an individual, he or she has his or her principal residence in such state; and (C) if a corporation, partnership, trust or other form of business organization which was organized for the specific purpose or acquiring the Common Stock, all of the beneficial owners are residents of such state.

(iii)
The Subscriber recognizes that the total amount of funds tendered to purchase the Common Stock is placed at the risk of the business and may be completely lost.  The purchase of the Common Stock as an investment involves extreme risk.

(iv)
The Subscriber realizes that the Common Stock cannot readily be sold as the Common Stock is restricted securities, that it may not be possible to sell or dispose of the Common Stock, and therefore the Common Stock must not be purchased unless the Subscriber has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Subscriber can provide for current needs and personal contingencies.

(v)
The Subscriber confirms and represents that it is able (A) to bear the economic risk of its investment, (B) to hold the securities for an indefinite period of time, and (C) to afford a complete loss of its investment.  The Subscriber also represents that it has (x) adequate means of providing for its current needs and personal contingencies, and (y) has no need for liquidity in this particular investment.

(vi)
The Subscriber has not become aware of the offering of the Common Stock by any form of general solicitation or advertising, including, but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or other similar media or broadcast over television or radio or any seminar or meeting where those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(b)           Information Concerning the Company.

(i)
The Subscriber has access to and has reviewed all current information about the Company filed with the Securities and Exchange Commission (the “SEC”) (which filings can be accessed by going to www.sec.gov/edgar/searchedgar/companysearch.html, typing “Torchlight Energy Resources” in the “Company name” field, and clicking the “Search” button), including (A) the Company’s Form 10-K for the year ended December 31, 2014; (B) the Company’s Form 10-Q’s for the quarters ended March 31, 2014, as amended, June 30, 2014, as amended, and September 30, 2014; (C) the Company’s Proxy Statement on Schedule 14A filed with the SEC on November 17, 2014; (D) the Company’s Form 8-K’s filed with the SEC on April 7, 2015, January 23, 2015, January 6, 2015, December 31, 2014, December 11, 2014, December 2, 2014, September 4, 2014, August 20, 2014, June 10, 2014, April 17, 2014, February 3, 2014, January 29, 2014, January 17, 2014 and January 8, 2014, and (E) a copy of the Company’s Registration Statement on Form S-1, as amended, filed on October 30, 2014 (collectively, the “Filed Documents”).

(ii)
The Subscriber or its representative is familiar with the business and financial condition, properties, operations and prospects of the Company, and, at a reasonable time prior to the execution of this Subscription Agreement, that it or its representative has been afforded the opportunity to ask questions of and receive satisfactory answers from the Company’s officers and directors, or other persons acting on the Company’s behalf, concerning the business and financial condition, properties, operations and prospects of the Company and concerning the terms and conditions of the offering of the Common Stock and has asked such questions as it or its representative desires to ask and all such questions have been answered to the full satisfaction of the Subscriber.

(iii)
The Subscriber has been provided access to, has carefully read, and has relied solely (except for information obtained pursuant to (iv) below), on the information contained in this Subscription Agreement and the Filed Documents, and no verbal or written representations or warranties have been made to Subscriber by the Company, or its employees or agents, other than the representations of the Company set forth herein.

(iv)
The Subscriber has had an unrestricted opportunity to:  (A) obtain additional information concerning the offering of the Common Stock, the Company and any other matters relating directly or indirectly to Subscriber’s purchase of the Common Stock; and (B) ask questions of, and receive answers from the Company concerning the terms and conditions of the Offering and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in the Filed Documents, none of which was inconsistent with the Filed Documents.

(v)
The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed, taking into account all information received by the Subscriber.

(vi)
The Subscriber understands that the purchase of the Common Stock involves various risks, including, but not limited to, those outlined in this Subscription Agreement and the Filed Documents, including the Risk Factors set for in the Company's Form 10-K for the year ended December 31, 2014, filed on April 15, 2015.

(vii)
The Subscriber acknowledges that it is aware that the Company is in default on its 12% Series A Secured Convertible Promissory Notes and its 12% Series B Convertible Unsecured Promissory Notes.  The Subscriber has reviewed the disclosure contained in the Company’s Form 8-K filed with the SEC on April 7, 2015 and in the Risk Factors section and Subsequent Events note of the Company’s Form 10-K filed on April 15, 2015.

(viii)
The Subscriber acknowledges that no representations or warranties have been made to the Subscriber by the Company as to the tax consequences of this investment, or as to profits, losses or cash flow which may be received or sustained as a result of this investment.

(ix)	All documents and records pertaining to a proposed investment in the Common Stock which the Subscriber or its representative has requested have been made available to the Subscriber.

(x)	The Subscriber or its representative has been provided access to all information requested in evaluating its purchase of the Common Stock.

(c)           Status of the Subscriber

(i)	The Subscriber represents that the Subscriber is an Accredited Investor as that term is defined pursuant to Section 501 of Regulation D under the Act.

(ii)
The Subscriber agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Common Stock.

(d)           Restrictions on Transfer or Sale of the Common Stock

(i)
The Subscriber is acquiring the Common Stock subscribed solely for the Subscriber’s own beneficial account, for investment purposes, and not with view to, or for resale in connection with, any distribution of the Common Stock.  The Subscriber understands that the offer and the sale of the Common Stock has not been registered under the Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement.  The Subscriber understands that the Company is relying upon the representations, covenants and agreements contained in this Subscription Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

(ii)
The Subscriber understands that the Common Stock is “restricted securities” under applicable federal securities laws and that the Act and the rules of the SEC provide in substance that the Subscriber may dispose of the such securities only pursuant to an effective registration statement under the Act or an exemption therefrom.  The certificates evidencing the Common Stock offered hereby will bear a legend which clearly sets forth this restriction. The Subscriber understands that the Subscriber may not at any time demand the purchase by the Company of the Subscriber’s Common Stock.

(iii)
The Subscriber agrees: (A) that the Subscriber will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock, or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of such securities under the Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Act and all applicable state securities laws;  (B) that the Company and any transfer agent for the Company shall not be required to give effect to any purported transfer of such securities except upon compliance with the foregoing restrictions; and (C) that a restrictive legend will be placed on the certificates representing the Common Stock.

(iv)
The Subscriber has not offered or sold any portion of the subscribed for Common Stock and has no present intention of dividing such Common Stock with others or of reselling or otherwise disposing of any portion of such Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

5.
Survival and Indemnification.  All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Paragraph 5 shall survive (i) the acceptance of the Subscription Agreement by the Company and (ii) the death or disability of the Subscriber.  The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Paragraph 4 hereof and that the Company has relied upon such representations, warranties and covenants in determining the Subscriber’s qualification and suitability to purchase the Common Stock.  The Subscriber hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgment or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation herein or the breach of any warranty or covenant herein.  Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the federal securities or state securities laws.

6.
Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, sent by email delivery of a “pdf” file or sent by registered or certified mail (return receipt requested) or nationally recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)           If to Company, to:

Torchlight Energy Resources, Inc.
Attn: John Brda, CEO
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(b)
If to the Subscriber, at the address set forth on the first page hereof or directly to the Subscriber at the address set forth on the signature page hereto, or at such other address as either party shall have specified by notice in writing to the other.

A notice or communication will be effective (i) if delivered in person, by email or by overnight courier, on the business day it is delivered and (ii) if sent by registered or certified mail, 3 business days after dispatch.

7.	Assignability. This Subscription Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by each of the parties hereto.

8.
Binding Effect.  Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.  If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

9.
Entire Agreement.  This Subscription Agreement constitutes the entire agreement of the Subscriber and the Company relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

10.
Governing Law.  This Subscription Agreement shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Texas.  In any action between or among any of the parties, whether arising out of this Agreement or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Dallas County, Texas.

11.
Severability.  If any provision of this Subscription Agreement or the application thereof to any Subscriber or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12.
Headings.  The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision hereof.

13.
Counterparts and Facsimiles.  This Subscription Agreement may be executed in multiple counterparts and in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute and be deemed to be one and the same instrument and each of which shall be considered and deemed an original for all purposes.  This Agreement shall be effective with the facsimile or “pdf” signature of any of the parties set forth below and the facsimile or “pdf” signature shall be deemed as an original signature for all purposes and the Agreement shall be deemed as an original for all purposes.

14.
Acceptance of Subscription.  The Subscriber understands and acknowledges that (a) the Company has the unconditional right, exercisable in its sole and absolute discretion, to accept or reject this Subscription Agreement, in whole or in part, (b) no subscription shall be valid unless and until accepted by the Company, (c) this Subscription Agreement shall be deemed to be accepted by the Company only when it is signed by an executive officer of the Company on behalf of the Company, and (d) notwithstanding anything in this Subscription Agreement to the contrary, the Company will have no obligation to issue shares of its Common Stock to any person to whom the issuance of shares of its Common Stock would constitute a violation of the Act or any state securities laws.

[Remainder of page intentionally left blank. Signature page follows.]

Subscription Agreement – Page  of 9

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement this 11th day of May, 2015.

(If subscriber is an individual)

/s/ Greg McCabe
Signature: _____________________________________

Printed Name: Greg McCabe

(If subscriber is an entity)

Signature:_____________________________________

Printed Name of Entity:__________________________

Printed Name of Signatory:________________________

Title of Signatory:______________________________

P.O. Box 11188
__________________________________________
Street Address

Midland                                           TX                      79702
__________________________________________
City                                State                      Zip

ACCEPTED by the Company this the 11th day of May, 2015.

Torchlight Energy Resources, Inc.

/s/ John Brda
By: _____________________________________
     John Brda, CEO

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